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                               SEVERANCE AGREEMENT

                    SEVERANCE AGREEMENT (the "Agreement"), dated as of February 21, 1995, between PHILIPP BROTHERS CHEMICALS, INC., a New York corporation having its principal office at One Parker Plaza, Fort Lee, New Jersey 07024 ("PBC"), and _______________________________________________________.

                    WHEREAS, the Executive has made and is expected to make a major contribution to the profitability and growth of PBC and Phibro-Tech, Inc., a Delaware corporation ("Phibro-Tech"), and a subsidiary of PBC; and

                    WHEREAS, PBC considers the continued services of the Executive to be in the best interests of PBC and its stockholders and wishes to assure the continued services of the Executive on behalf of PBC.

                    NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                    1. Certain Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

                    "Actual or Constructive Termination" means, with respect to the Executive, the occurrence of any of the following events: (a) a written communication from the President of PBC or any Affiliate or from the Chairman of the Board or Chairman of the Board of Directors of any

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Affiliate or from the Board or the Board of Directors of any Affiliate or any
committee thereof, that the Executive's employment with PBC or such Affiliate has been, or will shortly be, terminated, (b) a change (objected to in writing by the Executive within 30 days after such change) in the Executive's title or office, or in the nature or scope of the Executive's authority, duties, responsibility or status, or in his reporting responsibilities, location of work, compensation, employee benefits or perquisites, or (c) the Permanent Disability of the Executive; provided, however, that no communication referenced in clause (a) and no change referenced in clause (b) shall be deemed an Actual or Constructive Termination if the Executive agrees to remain or become an employee of any Affiliate; provided further, that no change in compensation referenced in clause (b) shall be deemed an Actual or Constructive Termination if such change is part of a bona fide plan approved by the Board or the Board of Directors of any Affiliate employing the Executive to reduce PBC's or such Affiliate's overall costs and such change in compensation is proportionate to the changes in compensation experienced by other employees of PBC or such Affiliate.

                    "Adjusted Net Income" means, for any fiscal year of Phibro-Tech, or for any twelve-month period, as the case may be, Net Income for such year or such period plus the sum of all amounts deducted for Interest Expense and income taxes.

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                    "Affiliate" means any entity that, directly or indirectly, controls, is controlled by or is under common control with PBC.

                    "Board" means the Board of Directors of PBC.

                    "Change of Control Event" means the cessation of employment of the Executive by PBC or any Affiliate (whether at the election of the Executive or as a result of the Executive's termination by PBC or such Affiliate) (i) within six months after the date on which any of the following events (other than the event described in clause (b)) occurs or (ii) within six months after the date that is three years after the event described in clause
(b) occurs:

                    (a) Jack C. Bendheim shall cease to be employed by PBC as the President and Chief Operating Officer having substantially the same responsibilities as he has on the date hereof, except as a result of his death or Permanent Disability;

                    (b) Jack C. Bendheim shall die or become Permanently
Disabled;

                    (c) An event or transaction, after which Jack C. Bendheim and his Immediate Family or trusts, all of the beneficial interests in which shall be held by Jack C. Bendheim or his Immediate Family, are entitled to elect less than 40% of the directors of PBC;

                    (d) Jack C. Bendheim and his Immediate Family or trusts, all of the beneficial interests in which shall be held by Jack C. Bendheim or his Immediate Family,

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shall be the beneficial owners of less than 50% of the outstanding shares of
Class C common stock or Class E common stock of PBC;

                    (e) PBC shall, directly or indirectly, be the beneficial owner of less than 50% of the outstanding shares of common stock of Phibro-Tech and Jack C. Bendheim and his Immediate Family or trusts, all of the beneficial interests in which shall be held by Jack C. Bendheim and his Immediate Family, shall be the beneficial owners of less than 50% of the outstanding shares of common stock of Phibro-Tech; or

                    (f) a reorganization, merger, consolidation, acquisition or other similar transaction, after which all or substantially all of the assets of Phibro-Tech are controlled by an entity that is not, as of the date hereof, an Affiliate.

                    "Class A Common Stock" means the Class A Common Stock, par value $.0l per share, of Phibro-Tech.

                    "Class B Common Stock" means the Class B Common Stock, par value S.0l per share, of Phibro-Tech.

                    "EBIT" means, as of any date, the higher of (i) an amount equal to (x) the sum of Adjusted Net Income for each of the immediately preceding three fiscal years of Phibro-Tech divided by (y) three and (ii) Adjusted Net Income for the rolling twelve month period ending on the last day of the immediately preceding fiscal quarter of Phibro-Tech.

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                    "EBIT Per Share" means, as of any date, an amount
equal to (i) EBIT divided by (ii) the total number of issued and outstanding shares of Class A Common Stock and Class B Common Stock as set forth in Phibro-Tech's most recently prepared quarterly balance sheet.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Extraordinary Event" means (i) the initial public offering of Phibro-Tech's common stock pursuant to an effective registration statement filed under the Securities Act (an "IPO"), (ii) the sale of at least 50% of the issued and outstanding shares of Phibro-Tech's common stock by PhibroTech, C.P. Chemicals, Inc., PBC or their respective successors to a third party (a "Private Sale") or (iii) the sale of all or substantially all of the assets of Phibro-Tech to a third party (an "Asset Sale").

                    "GAAP" means generally .accepted accounting principles consistently applied.

                    "Immediate Family" means, with respect to Jack C. Bendheim, a spouse (except for a spouse with whom Jack C. Bendheim has entered into any divorce or separation agreement) and any lineal descendant.

                    "Interest Expense" means, for any fiscal year or twelve-month period, the amount properly recorded or recordable as interest expense of Phibro-Tech for such year or period, determined in accordance with GAAP.

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                    "Loan Agreement" means the Loan and Security Agreement,
dated as of August 31, 1994, by and among National Westminster Bank NJ, PBC, C.P. Chemicals, Inc., Phibro-Tech, Prince Agriproducts, Inc., The Prince Manufacturing Company, an Illinois corporation, and The Prince Manufacturing Company, a Pennsylvania corporation, and any extensions, modifications, renewals or refinancings thereof.

                    "Net Income" means, for any fiscal year or twelve-month period, the net income of Phibro-Tech for such year or period, determined in accordance with GAAP, excluding unusual, non-recurring gains or losses requiring disclosure in Phibro-Tech's financial statements; provided that net income for any twelve-month period shall at PBC's option, exercisable in its sole discretion, be determined by reference to Phibro-Tech's audited income statements for such period prepared by Edward Isaacs & Company or by another firm of independent public accountants of recognized national standing selected by PBC.

                    "Note Agreement" means the Note Agreement, dated as of August 15, 1994, between PBC and The Northwestern Mutual Life Insurance Company pursuant to which PBC issued and sold its 11% Senior Notes due June 29, 2004 in the aggregate principal amount of $20,000,000, and any extensions, modifications, renewals or refinancings thereof.

                    "Permanent Disability" means, (i) with respect to Jack C. Bendheim, that he has received written notification

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from the board of directors of PBC stating that in its view he has become mentally or physically incapacitated or disabled, whether totally or partially, so that he is unable substantially to perform (x) for a period of three consecutive months or (y) for shorter periods aggregating three months during a six month period, substantially the same services as he performed for PBC prior to incurring such incapacity or disability and (ii) with respect to the Executive, that the Executive has received written notification from the Board or the Board of Directors of any Affiliate employing the Executive stating that in its view he has become mentally or physically incapacitated or disabled whether totally or partially, so that he is unable substantially to perform (x) for a period of three consecutive months or (y) for shorter periods aggregating three months during a six month period, substantially the same services as he performed for PBC or such Affiliate prior to incurring such incapacity or disability.

                    "Permitted Transferee" means, with respect to the Executive,
(i) a member of such Executive's family, which shall include a spouse (except for a spouse with whom such Executive has entered into any divorce or separation agreement), any lineal ancestor or descendant or any sibling (collectively, the "Family"), or (ii) a trust (including a voting trust at any time established by Executive for the sole benefit of such Executive and/or one or more of such Executive's Family), all of the beneficial interests

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which shall be held by such Executive or one or more members of such Executive's
Family (or, in the case of a voting trust, all of the voting trust certificates of which are owned by such Executive and/or one or more members of such Executive's Family).

                    "Prime Rate" means the rate of interest listed as the prime rate and published in the Wall Street Journal.

                    "Promissory Note" means the limited recourse promissory note executed by the Executive in favor of Phibro-Tech as of the date hereof.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Shares" means, collectively, (i) the shares of Class B Common Stock issued to the Executive as of the date hereof, (ii) any shares of common stock issued in connection with such shares as a result of a stock split, stock dividend, recapitalization or other capital reorganization, (iii) any shares of Class A Common Stock issued upon conversion of any of the foregoing shares ("Conversion Shares") and (iv) any shares of common stock issued in connection with such Conversion Shares as a result of a stock split, stock dividend, recapitalization or other capital reorganization. The term "Shares" shall not include shares of common stock of Phibro-Tech purchased by the Executive on the open market or in a private transaction from any person other than his Permitted Transferee.

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                    "Stockholders Agreement" means the Stockholders Agreement, dated February 21, 1995, between Phibro-Tech and the individuals listed on the signature page thereto.

                    2. Company's Obligation to Pay Severance and Catch-up
Payment: Computation of Severance Amount and Catchup Payment. (a) Upon the occurrence of (i) an Actual or Constructive Termination or (ii) a Change of Control Event, the Executive shall be entitled to a cash payment from PBC in an amount (the "Severance Amount") equal to the excess of (i) the product of (x)
7.84 multiplied by (y) EBIT Per Share multiplied by (z) the number of Shares owned by the Executive and his Permitted Transferees which have not been registered pursuant to an effective registration statement filed under the Securities Act (the "Owned Shares") over (ii) (x) the consideration paid to the Executive under the Stockholders Agreement with respect to the purchase of such Owned Shares (A) in cash or (B) by issuance to the Executive of a subordinated promissory note of PBC bearing interest at the Prime Rate (a "Subordinated Note") or (C) by cancellation of the existing indebtedness of the Executive to Phibro-Tech under the Promissory Note, or (y) if Phibro-Tech has exercised its remedies under the Pledge Agreement, dated the date hereof, between Phibro-Tech and the Executive, following an Event of Default (as defined in the Promissory
Note), the greater of (A) the amount of indebtedness outstanding under the Promissory Note or (B) the amount recovered by Phibro-Tech upon the sale or

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other disposition of the Owned Shares pursuant to the Pledge Agreement. PBC shall pay the Severance Amount to the Executive on the date (i) that payments with respect to the Owned Shares are made under the Stockholders Agreement or
(ii) that is five days after the date the Owned Shares are sold or disposed of by Phibro-Tech pursuant to the Pledge Agreement. PBC's obligation under this
Section 2(a) to pay the Severance Amount to the Executive shall terminate upon payment of such amount and under no circumstances shall PBC be required to pay any amount to the Executive under this Section 2(a) upon the occurrence of any subsequent Actual or Constructive Termination or Change of Control Event.

                    (b) If an Extraordinary Event occurs within 12 months after the occurrence of an Actual or Constructive Termination, the Management Stockholder shall be entitled to the applicable additional payment described in
Section 2(c) below (a "Catch-up Payment"). The Catch-up Payment shall be paid by PBC on the later of (i) the date the Severance Amount is required to be paid in accordance with the second sentence of Section 2(a) and (ii) thirty (30) days after the relevant Extraordinary Event.

                    (c) In the case of an IPO, the Management Stockholder shall be entitled to a Catch-up Payment equal to (i) the excess, if any, of (x) the product of (A) the offering price per share of the class of common stock of PhibroTech sold in the Initial Public Offering (net of underwriting discounts and commissions) and (B) the number of

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Owned Shares over (y) the Severance Amount. In the case of a Private Sale, the
Management Stockholder shall be entitled to a Catch-up Payment equal to (i) the excess, if any, of (x) the product of (A) the sale price per share of the class of common stock of Phibro-Tech sold in the Private Sale (provided that if any portion of the consideration is not cash or other property having a readily ascertainable value, the value of such property for purposes of determining the sale price per share shall be determined by the Board reasonably and in good faith and, at the request of the Executive, the Board shall provide adequate documentation of the basis for its determination) and (B) the number of Owned Shares (y) the Severance Amount. In the case of an Asset Sale, the Management Stockholder shall be entitled to a Catch-up Payment equal to (i) the excess, if any, of (x) the product of (A) an amount equal to the quotient obtained by dividing (I) the aggregate purchase price of the Asset Sale (provided that if any portion of the consideration is not cash or other property having a readily ascertainable value, the value of such property for purposes of determining such aggregate purchase prices shall be determined by the Board reasonably and in good faith and, at the request of the Executive, the Board shall provide adequate documentation of the basis for its determination) by (II) the total number of shares of Phibro-Tech's common stock issued and outstanding at the time of the Asset Sale and (B) the number of Owned Shares (y) the Severance Amount.

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                    3. Restrictions on Cash Payments. If PBC's ability to make cash payments with respect to its obligations under Sections 2(a) or 2(c) is restricted or limited under the terms of the Note Agreement or the Loan Agreement, PBC shall (i) make cash payments required by Sections 2(a) or 2(c) to the Executive on an equal and ratable basis with all the other obligations of PBC to the extent permitted by the Note Agreement and the Loan Agreement, and
(ii) deliver to the Executive a Subordinated Note in a principal amount equal to
(x) the excess of the Severance Amount (or, if applicable, the Catch-up Payment) over (y) the amount paid pursuant to clause (i) above. If PBC is not permitted under the terms of the Note Agreement or the Loan Agreement to pay any portion of the Severance Amount or Catch-up Payment in cash, PBC shall deliver to the Executive a Subordinated Note in a principal amount equal to the Severance Amount (or, if applicable, the Catch-up Payment).

                    4. Executive Misconduct. If the Executive shall have committed an act of theft or intentional fraud against PBC or any Affiliate, then PBC may deduct from any amounts payable under Section 2 (including, without limitation, under Section 2(c)), an amount equal to the loss suffered by PBC and such Affiliate as a result of the Executive's theft or intentional fraud determined by the Board in good faith.

                    5. Salary Reallocation. PBC shall cause any Affiliate that shall, after the date hereof, pay the base

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salary of the Executive, or any portion thereof, to assume and agree to the obligations of PBC hereunder and to notify the Executive in writing of the assumption of such obligations. An Affiliate's obligation to pay the Severance Amount shall be in proportion to the portion of the Executive's base salary paid by such Affiliate.

                    6. Term. This Agreement shall terminate on the earlier of
(i) the date the Executive and his Permitted Transferees cease to own any Shares or (ii) the date all Shares owned by the Executive and his Permitted Transferees have been registered pursuant to an effective registration statement filed under the Securities Act.

                    7. Other Agreements. To the extent this Agreement may conflict with any previous agreements or understandings between PBC and the Executive, the terms and provisions of this Agreement shall govern.

                    8. Notice. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by personal delivery, registered or certified mail, return receipt requested, overnight courier service, telex or facsimile transmission and shall be deemed transmitted on the fifth day following the date when deposited in the mail, on the day following the date of delivery to a courier service (postage or charges prepaid) or when personally delivered or transmitted by facsimile machine to the Executive at the address shown in this Agreement or any later address he has filed in

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writing with PBC or, in the case of PBC, at the address shown in this Agreement or at the principal executive offices, attention of the Secretary.

                    9. Governing Law. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                    10. Waiver: Amendment. Any provision of this Agreement may be waived at any time by the party entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time. No such amendment or supplement shall be effective unless in writing and signed by the parties or, in the case of a waiver, by the party granting the waiver.

                    11. Successors. This Agreement shall be binding upon and inure to the benefit of the Executive, PBC and any successor organization which shall succeed to substantially all of the business and assets of PBC, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of PBC, or otherwise, including by operation of law. PBC will require any successor organization, which is a purchaser of all or substantially all of the business or assets of PBC, by written agreement addressed to the Executive, to assume and agree to perform this Agreement.

                    12.    Severability. The invalidity or
unenforceability of any provision of this Agreement in any respect

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shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect; this Agreement shall be deemed rewritten to the minimum extent necessary to cure such invalidity or unenforceability.

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                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             PHILIPP BROTHERS CHEMICALS, INC.

                                             By:
                                                ------------------------------
                                                Jack C. Bendheim
                                                President

                                             EXECUTIVE


                                             ----------------------------------
                                             Name: